UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2019

RESTORATION ROBOTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38238	06-1681204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

128 Baytech Drive

San Jose, California

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 883-6888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule of Standard; Transfer of Listing

On March 15, 2019, Restoration Robotics, Inc. (the “Company”) received a letter from the listing qualifications department of the Nasdaq Stock Market (“Nasdaq”) indicating that for 30 consecutive business days the Company’s common stock did not maintain a minimum market value of publicly held shares (“MVPHS”) of $15,000,000, as required by Nasdaq Listing Rule 5450(a)(1).

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has 180 calendar days, or until September 11, 2019, to regain compliance with the MVPHS rule. To regain compliance, the Company’s MVPHS must close at $15,000,000 or more for a minimum of ten consecutive business days before September 11, 2019.

If the Company’s common stock does not achieve compliance by September 11, 2019, the Company may be eligible for an additional 180-day period to regain compliance if it transfers to the Nasdaq Capital Market, provided that it meets the continued listing requirement for market value of publicly held shares and all other initial listing standards of the Nasdaq Capital Market, with the exception of the MVPHS requirement, and provides written notice to Nasdaq of its intention to cure the deficiency during the second compliance period. However, if it appears to the Nasdaq staff that the Company will not be able to cure the deficiency, or if the Company does not meet the other listing standards, Nasdaq could provide notice that the Company’s common stock will become subject to delisting. In the event the Company receives notice that its common stock is being delisted, Nasdaq rules permit the Company to appeal any delisting determination by the Nasdaq staff to a Hearings Panel.

The Company intends to monitor its MVPHS and may, if appropriate, consider implementing available options to regain compliance with the MVPHS requirement under the Nasdaq Listing Rule.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2019	RESTORATION ROBOTICS, INC.

	By:	/s/ Ryan Rhodes
Ryan Rhodes
President, Chief Executive Officer